UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Barnwell Industries, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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P R E S S
BARNWELL INDUSTRIES, INC.	R E L E A S E
1100 Alakea Street, Suite 500
Honolulu, Hawaii 96813
Telephone (808) 531-8400
Fax (808) 531-7181
Website: www.brninc.com

Barnwell Announces Third Adjournment of 2025 Annual Meeting Due to Ned Sherwood’s Continued Refusal to Submit Votes Solicited from Shareholders

HONOLULU, June 18, 2025 -- Barnwell Industries, Inc. (NYSE American: BRN) (“Barnwell” or the “Company”) today announced that its 2025 Annual Meeting of Shareholders, which reconvened yesterday, has been adjourned to Wednesday, September 3, 2025. Shareholders of record at the close of business on July 21, 2025 are eligible to vote at the adjourned 2025 Annual Meeting.

Shareholders are encouraged to vote on the WHITE proxy card FOR: Kenneth S. Grossman, Joshua S. Horowitz, Craig D. Hopkins and Philip J. McPherson. Any shareholder who has voted on the Sherwood Group’s green proxy card can change their vote and contribute to the quorum by voting on the WHITE proxy card for ALL of Barnwell’s director nominees. Shareholders who previously voted on the WHITE proxy card as shareholders of record on the original record date of April 14, 2025, and continue to be shareholders of record on July 21, 2025, do not need to take further action as Barnwell’s nominees are unchanged.

Kenneth Grossman, Vice Chairman of Barnwell’s Board of Directors, commented, “The Barnwell Board is optimistic about the future of the Company and the ability of our assets to drive value for shareholders. However, Barnwell’s value potential continues to be limited by Ned Sherwood’s self-serving, obstructionist actions that are thwarting our ability to conclude the Company’s 2025 Annual Meeting and move on from this waste of time and resources. The Company plans to actively solicit shareholders in the ensuing months to seek to obtain a quorum so that Barnwell can proceed with conducting its 2025 Annual Meeting in an orderly fashion.”

This is the third adjournment necessitated by the refusal of Ned Sherwood and his affiliates (collectively, the “Sherwood Group”) to submit the proxies they actively solicited from Barnwell shareholders. By refusing to turn in the green proxy cards, Mr. Sherwood is holding hostage the votes of shareholders, including those shareholders who voted for the Company’s candidates on the Sherwood Group’s universal green proxy card. Accordingly, the Annual Meeting has again been adjourned to seek a quorum and prevent the continued expense of a long-term extension of the Annual Meeting process.

Shareholders of record as of the new record date will receive an amended notice of the adjourned meeting, as well as updated proxy materials from the Company for the adjourned 2025 Annual Meeting shortly following the record date.

The 2025 Annual Meeting will continue to be uncontested and the adjournment of the 2025 Annual Meeting will not reopen the nomination window for the election of directors under the Company’s bylaws.

Shareholders should be reminded that:

•	It is not too late to vote and only the latest card voted counts
•	Shareholders should vote on the WHITE proxy card for ALL of the Barnwell nominees and disregard the Sherwood Group’s green proxy cards
•	Shareholders who voted on the Sherwood Group’s green proxy card can change their vote and contribute to the quorum by voting on the WHITE proxy card

The adjourned 2025 Annual Meeting will take place on Wednesday, September 3, 2025, at 9:00 a.m. HST at Suite 210, Alakea Corporate Tower, 1100 Alakea Street, Honolulu, Hawaii.

If you have any questions or need assistance voting the WHITE proxy card, please contact our proxy solicitor: Okapi Partners at (877) 869-0171 or by email at info@okapipartners.com

Forward-Looking Statements

Certain information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current beliefs and expectations of our board and management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, include various estimates, forecasts, projections of Barnwell’s future performance and statements of Barnwell’s plans and objectives. Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions. Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved. Any or all of the forward-looking statements may turn out to be incorrect or be affected by inaccurate assumptions Barnwell might make or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including our ability to defend against any potential claims by the Sherwood Group, our ability to execute on our strategy and business plan, our ability to successfully solicit votes on the Company’s white proxy card for the 2025 Annual Meeting and the other risks forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s Annual Report on Form 10-K (as amended) for the fiscal year ended September 30, 2024, Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2025 and December 31, 2024 and Barnwell’s other filings with the Securities and Exchange Commission. Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

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CONTACTS:
Bruce Goldfarb / Chuck Garske
(212) 297-0720
Email: info@okapipartners.com

Kenneth S. Grossman
Vice Chairman of the Board of Directors
Email: kensgrossman@gmail.com

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